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                                                               Exhibit 10.15(ii)

                              HMH PROPERTIES, INC.
                              10400 Fernwood Road
                            Bethesda, Maryland 20817






                                                              September 25, 1993

Residence Inn By Marriott, Inc.
10400 Fernwood Road
Bethesda, Maryland 20817

Gentlemen:

     Reference is made to those certain Management Agreements ("Management Agreements") of even date hereof between HMH Properties, Inc. as "Owner" thereunder and Residence Inn by Marriott, Inc. as "Management Company" thereunder relating to the operation of eighteen (18) Residence Inns By Marriott (the "Inn(s)") in those locations set forth in Exhibit A to this letter agreement ("Letter Agreement"). This Letter Agreement, when executed by you, will constitute Owner's and Management Company's further mutual agreement with respect to certain matters set forth in the Management Agreements.

     1.  Definitions.  The following terms, when used in this Letter Agreement,
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shall have the meanings indicated.

     "Actual FF&E Balance" shall have the meaning set forth in paragraph 6(f) of
      -------------------
     this Letter Agreement.

     "Average FF&E Balance" shall have the meaning set forth in paragraph 6(f)
      --------------------
     of this Letter Agreement.

     "Bonus Incentive Fee" shall mean (a) with respect to any Sale or Partial
      -------------------
     Sale of any Inn(s), the lesser of (i) fifty percent (50%) of the Net Excess Sales Proceeds with respect to such Sale or Partial Sale, or (ii) the cumulative amount of the Base Management Fee which is calculated in accordance with, and (but for the provisions of paragraph 2(a) and 6(a) of this Letter Agreement) would be otherwise payable to Management Company pursuant to the Management Agreement applicable to such Inn(s) (to the extent not deferred under Section 5.02 B of such Management Agreement) and paragraph 6(a) of this Letter Agreement from the period between the date hereof and the earlier of (x) the closing date of such Sale and (y) the close of Fiscal Year 2000; and (b) with respect to any one or more Financing Transactions, the

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     lesser of (i) fifty percent (50%) of the Cumulative Net Financing Proceeds with respect to such Financing Transactions or (ii) the cumulative amount of the Base Management Fee which is calculated in accordance with and (but for the provisions of paragraph 2(a) and 6(a) of this Letter Agreement) would be otherwise payable to Management Company pursuant to the Management Agreement applicable to such Inn(s) (to the extent not deferred under Section 5.02 B of such Management Agreement) and paragraph 6(a) of this Letter Agreement for the period between the date hereof and the earlier of the dates referred to in clauses (x) and (y) of provision (a) of this definition; provided, however, that there shall be no Bonus Incentive Fee payable from Cumulative Net Financing Proceeds in accordance with this provision (b) of this definition until the date which is thirty (30) days after the date upon which all of the Exchange Bonds have been retired and paid in full. In calculating the Bonus Incentive Fee, any amounts paid under provision (b) of this definition shall be credited against amounts payable under provision (a).

     "Consolidated Inn" shall mean any Inn which is subject to the consolidation
      ----------------
     provisions of paragraph 6(a) and has not been the subject of a Deconsolidation Event.

     "Consolidated FF&E Reserve" shall mean the consolidated FF&E Reserve
      -------------------------
     maintained pursuant to paragraph 6(a).

     "Cumulative Net Financing Proceeds" shall mean the cash proceeds actually
      ---------------------------------
     received by Owner or its Affiliates from one or more Financing Transactions, net of any Transaction Costs payable by Owner in connection therewith, of any Inn(s) from and after the date hereof in excess of (i) Owner's then Priority Basis for such Inn(s) and (ii) any amounts funded by Owner in connection with a Deconsolidation Event pursuant to paragraph 6(f). In the event an Inn is the subject of more than one Financing Transaction due to a refinancing of debt incurred in any prior Financing Transactions, Cumulative Net Financing Proceeds shall be the excess of the highest principal amount borrowed in any one such Financing Transaction over (x) Owner's then Priority Basis, (y) all Transaction Costs incurred with respect to all such Financing Transactions, and (z) any amounts funded by Owner in connection with a Deconsolidation Event pursuant to paragraph 6(f). In the event any Inn is the subject of more than one Financing Transactions but in differing pools or groups of Inns, Cumulative Net Financing Proceeds will be allocated to such Inn on a fair and equitable basis.

     "Deconsolidated Inn" shall mean any Inn which has been subject to a
      ------------------
     Deconsolidation Event.

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     "Deconsolidation Event" shall have the meaning set forth in paragraph 6(a).
      ---------------------

     "Deferred Payments" shall have the meaning set forth in paragraph (b) in
      -----------------
     the definition of "Gross Sales Price".

     "Exchange Bonds" shall have the same meaning set forth (at page 48) in
      --------------
     Marriott Corporation's June 19, 1993 "Notice of 1993 Annual Meeting and Proxy Statement."

     "Financing Transaction" shall mean, with respect to any Inn(s), any
      ---------------------
     transaction which results in one or more mortgages, deeds of trust or other security devices affecting such Inn(s) and which secures a debt or liability (absolute or contingent) of the Owner or any of its Affiliates in an amount equal to at least 25% of the then Priority Basis of the Inn. A Financing Transaction shall not include leases of any of the Inn's FF&E or lines of credit pursuant to which Owner finances any Inn's Working Capital, FF&E or building improvements or additions agreed to by both Owner and Management Company under Section 8.03 of the Management Agreements or required to be made by Owner with its own funds under any of the provisions of the Management Agreements.

     "Gross Sales Price" shall mean all of the consideration actually received
      -----------------
     by Owner in connection with a Sale or one or more Partial Sales of any of the Inns, as and when received. In calculating Gross Sales Price the following shall apply:

          (a) There shall be excluded from Gross Sales Price the aggregate amount of all deposits in cash reserve accounts (excluding the FF&E Reserve), house banks and similar cash accounts not transferred as part of a Sale. There shall be added to Gross Sales Price the amount of the FF&E Reserve if such Reserve is retained by Owner and not transferred to the purchaser.

          (b) There shall be included in Gross Sales Price only consideration which is actually received and available to Owner. Accordingly (but without limiting the foregoing), any portion of the purchase price which is "held back", deposited in escrow or which is payable on some future date or event (including purchase money indebtedness, "earnout" payments or other payments based in whole or in part on some future date or event (collectively, "Deferred Payments") shall be excluded from Gross Sales Price except if, and to the extent the same are actually received by, and become available to, Owner. If any interest is payable to Owner in connection with any Deferred Payments, Management Company

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     shall receive interest on the payment of any Bonus Incentive Fees attributable to such Deferred Payments at the same time Owner receives such interest, such interest to be calculated for the same period of time for which Owner receives such interest and at a rate equal to the interest rate applicable to the Deferred Payment.

          (c) Except with respect to Deferred Payments as provided in (b) above, the Gross Sales Price shall not be reduced by any (i) contingent liabilities of, or claims against, Owner and its Affiliates, including, without limitation, claims or liabilities under indemnities, representations, warranties or claims or liabilities based on torts arising in connection with any Sale or Partial Sale or other similar agreements (collectively, "Liabilities"), or (ii) cash flow or other guarantees (including without limitation any such guarantees related to future performance, value or other contingencies, or repurchase or similar obligations relating to the Inn (collectively, "Guarantees")). If, following the date of a Sale or a Partial Sale with respect to which a Bonus Incentive Fee was paid to Management Company out of Net Excess Sales Proceeds, any payment is made by Owner or its Affiliates on account of such Guarantees, Gross Sales Price and the Bonus Incentive Fee shall be recalculated based on the amount of such payment, and Management Company shall be obligated to make the remittance to Owner in accordance with paragraph 5 of this Letter Agreement.

          (d) If all or any portion of the consideration for any Sale or Partial Sale is non-cash consideration ("Non-Cash Consideration") (excluding instruments or agreements reflecting Deferred Payment obligations which shall be governed by (b) above), then (subject to the other provisions of this definition) the Gross Sales Price shall be calculated based upon the fair market value of the consideration received. If such fair market value is set forth in, or determinable by reference to the agreement of purchase and sale between the purchaser and Owner, then such value shall, absent bad faith, be binding for purposes of this Letter Agreement. In all other cases, the fair market value of such consideration shall be determined by agreement of Owner and Management Company, or absent agreement, by arbitration in accordance with Section 20.13 of the Management Agreement.

          (e) For the purposes of determining a Bonus Incentive Fee to be paid from the Net Excess Sales Proceeds of a Partial Sale, Owner's Priority Basis shall be prorated based upon the percentage of ownership interest transferred in each such Partial Sale. The Priority Basis shall be

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     similarly prorated on a cumulative basis for each subsequent Partial Sale until 100% of Owner's title and ownership interest in any Inn which is the subject of a Partial Sale (or the entity constituting the Owner of such Inn) has been sold.

     "Host Marriott" shall mean Host Marriott Corporation, a Delaware
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     corporation, and any entity which succeeds thereto, including any successor by merger, recapitalization, reorganization, or by acquisition of all or substantially all of the stock or assets of Host Marriott. The term "Host Marriott" shall also include any entity to which there has been transferred all or substantially all of the Inns with respect to which a Sale has not occurred (or all or substantially all of Host Marriott's interest in the entities owning such Inns) together with other assets of Host Marriott (or any Affiliate thereof) with a fair market value equal to at least 25% of the fair market value of such Inns.

     "Net Excess Sales Proceeds" shall mean the Gross Sales Price, less the sum
      -------------------------
     of (i) the then Priority Basis of such Inn, or in the event of a Partial Sale, the prorated Priority Basis of such Inn as set forth in paragraph (e) of the definition of "Gross Sales Price", plus (ii) Transaction Costs incurred in connection with such Sale or Partial Sale, plus (iii) any amounts funded by Owner in connection with a Deconsolidation Event pursuant to paragraph 6(e).

     "Owner" shall mean HMH Properties, Inc. or any entity to which there has
      -----
     been transferred any Inn with respect to which a Sale has not occurred.

     "Non-Cash Consideration" shall have the meaning set forth in paragraph (d)
      ----------------------
     of the definition of "Gross Sales Price".

     "Partial Sale" shall mean any sale or transfer of less than all of the
      ------------
     ownership interest of any Inn(s) or the Owner of any Inn(s) which results in a reduction of the beneficial ownership (directly and indirectly) of such Owner in such Inn(s). Notwithstanding anything to the contrary contained herein, a Partial Sale shall not include the sale of any stock of Host Marriott over any public stock exchange. A Partial Sale shall, however, be subject to the same provisions set forth in the definition of a Sale which begin with the "provided, however" clause in the first sentence of such definition and continue for the balance of such definition.

     "Sale" shall mean the conveyance of all of Owner's title and ownership
      ----
     interest (whether as fee owner or ground lessee)

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     in an Inn or group of Inns or of the entity constituting the Owner of such
     Inn or Inns in a single or a related sales transaction, including a Sale/Leaseback and shall include a condemnation (or conveyance in lieu thereof) of all or substantially all of an Inn; provided, however, a Sale shall not include (a) conveyance of an Inn to a direct or indirect wholly owned Affiliate of Owner or Host Marriott, (b) conveyance of an Inn through foreclosure or exercise of a power of sale or other remedy under a mortgage, deed of trust or other security device or by deed in lieu thereof, (c) the termination or expiration of the Owner's interest as lessee under a lease (or other terminable possessory interest) or the dispossession of Owner by summary or other eviction proceedings or the surrender by Owner of its rights as lessee (or of possession) in lieu of any of the foregoing, (d) condemnation of an Inn or conveyance in lieu thereof of less than all or substantially all of an Inn, or a conveyance of an Inn following material casualty and the election of Owner not to restore, or (e) the granting of a mortgage, deed of trust or other security device. For the purpose of this definition of a "Sale", a "related sales transaction" shall be deemed to constitute a Sale of two (2) or more Inns when (i) the basic terms and conditions of such conveyance were intended to be an integrated transaction, (ii) the purchaser or the general partner or controlling stockholder of the purchaser or such purchaser's general partner, are the same person, firm or entity, and (iii) the closing on the Sale and the conveyance of title to such Inns occurs within six (6) months of each other and within six (6) months after the date of the contract of Sale with respect to such Inns. In the case of a related sales transaction, a "Sale" of any Inn which is part of any related sales transaction shall not be deemed to have occurred until the last Inn which is the subject of such transaction has been sold, but in no event later than six (6) months after the date of the contract of sale with respect to such Inn. At any time on or after a conveyance described in (a) above, the Owner originally named herein shall still be liable to pay the Bonus Incentive Fee as and when the same shall be due hereunder and otherwise to perform the "Owner's" obligations hereunder with respect to such Inns.

     "Sale/Leaseback" shall mean any transaction in which, contemporaneously
      --------------
     with the conveyance of the Inn to the purchaser, the purchaser or a related party leases the Inn to Owner or an Affiliate of Owner.

     "Transaction Costs" shall mean all of the reasonable costs actually paid by
      -----------------
     or on behalf of Owner or its Affiliates to third parties who are not Affiliates of Owner in connection

                                      -6-
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     with a Sale, Partial Sale or Financing Transaction, including, without limitation, brokerage commissions, underwriting fees and discounts, title insurance, escrow and other title fees and expenses, recording costs, survey costs, legal, accounting, engineering and other professional fees and expenses, deed, transfer, sales, gains, use and other taxes (other than income taxes).

     Unless the context requires otherwise, all other capitalized terms used in this Letter Agreement shall have the same meaning they have in the Management Agreements, as in effect on the date hereof.

     2.  Bonus Incentive Fee.
         -------------------

        (a) With respect to each Inn, until the earlier to occur of (i) the close of Fiscal Year 2000, or (ii) a Sale of such Inn (including one or more Partial Sales, but only if, on a cumulative basis, at least fifty percent (50%) of the ownership interest in such Inn or in the Owner of such Inn has been sold), or (iii) conveyance of an Inn through the occurrence of an event described in clause (b) and clause (c) in the definition of "Sale", the cumulative amount of the Base Management Fee (to the extent not deferred pursuant to Section 5.02 B thereof) and Deferred Contingent Base Fee otherwise payable pursuant to the Management Agreement shall not be paid to Management Company but shall be retained by Owner; provided, however, that for purposes of all calculations, payments (other than the actual payment of Base Management
Fee) distributions and determinations under the Management Agreement (including, without limitation, Owner's Priority, Incentive Management Fee, Operating Profit, but excluding Owner's right to terminate the Management Agreement) Management Company shall be deemed to have received such Base Management Fee or Deferred Contingent Base Fee. The Base Management Fee or Deferred Contingent Base Fee shall be remitted to Owner at the same times as it would have been paid to Management Company under the Management Agreements.

        (b) In lieu of the payment of the Base Management Fee and Deferred Contingent Base Fee during the period provided for in paragraph 2(a), Owner shall, so long as Owner has not terminated the Management Agreement because of an Event of Default by Management Company, upon a Sale of any Inn(s) (including, without limitation, a Partial Sale) or upon a Financing Transaction with respect to any Inn(s), pay to Management Company the Bonus Incentive Fee with respect to such Inn(s). In the event of a contemporaneous Sale or Partial Sale of Inn(s) to a single third party purchaser or related purchasers (including, without limitation, a Partial Sale) who are not Affiliates of Owner, the Net Excess Sale Proceeds for all such Inn(s) shall be aggregated


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together and the Bonus Incentive Fee shall be calculated on a combined (as opposed to an Inn-by-Inn) basis.

        (c) For each Inn, from and after the earlier to occur of (i) a Sale (including one or more Partial Sales, but only if, on a cumulative basis, at least fifty percent (50%) of the ownership interest in such Inn or in the Owner of such Inn has been sold) or (ii) the close of Fiscal Year 2000, the Base Management Fee shall no longer be retained by Owner under paragraph 2(a) above, but shall be paid to Management Company in accordance with the terms of the Management Agreement relating to such Inn. If no Sale or Financing Transaction has occurred prior to the close of Fiscal Year 2000, Owner shall remain obligated to pay the Bonus Incentive Fee upon the occurrence of a Sale, a Partial Sale, or, to the extent otherwise permitted by this Letter Agreement, upon the occurrence of a Financing Transaction. After a Sale of an Inn has occurred, Management Company shall no longer be entitled to receive a Bonus Incentive Fee with respect to any subsequent Sale, Partial Sale or Financing Transaction with respect to such Inn.

        (d) Notwithstanding the foregoing, or anything to the contrary contained in this Letter Agreement, in the Management Agreement, or in any Non-Disturbance Agreement now or hereafter entered into with the Holder of a Secured Loan, or the landlord under a lease of an Inn or the land thereunder, in the event of the occurrence of any of the events described in clauses (b) or (c) of the definition of "Sale" neither Owner nor any other party, including any Holder or lessor (except as provided below), shall then or thereafter have any obligation to make any payment of the Bonus Incentive Fee to Management Company, and from and after the occurrence of any such event, Management Company (to the extent it is entitled to continue to manage the Inn pursuant to the terms of a Non-Disturbance Agreement or other arrangement with a successor owner of the
Inn) shall be entitled to receive the Base Management Fee accruing from and after the occurrence of any such event.

        (e) Thirty (30) days after the date upon which all Exchange Bonds have been retired and paid in full, Owner shall (i) present to Management Company a computation of Cumulative Net Financing Proceeds from all Financing Transactions occurring prior to such date and (ii) pay to Management Company any Bonus Incentive Fee due with respect to such Cumulative Net Financing Proceeds.

     3.  Notice of Sales and Financing Transactions.
         ------------------------------------------

        (a) Owner shall give Management Company written notice no later than ten (10) days prior to the scheduled closing date for any proposed Sale or Partial Sale. Promptly, but in no event later than ten (10) days after (i) Owner has concluded a Sale or a

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Partial Sale and (ii) Management Company has delivered to Owner the Accounting
Period Statement for the Accounting Period ending on or immediately prior to the closing of the Sale or Partial Sale (and, if the closing did not occur on the last day of an Accounting Period, a statement of Gross Revenues for the period from the first day of the Accounting Period in which the closing occurred to the closing date), Owner shall give notice thereof to Management Company. The post closing notice with respect to a Sale or Partial Sale shall include: (A) the amount of the Gross Sales Price paid on the closing (and, in the case of a Partial Sale, paid at the time of all prior Partial Sales, if any); (B) the Priority Basis of the Inn(s) subject to the Sale or a Partial Sale on the closing date and if such Priority Basis was other than the Priority Basis on the Effective Date, a statement setting forth the amounts and types of increases or decreases; (C) a statement of Transaction Costs; (D) the calculation of Net Excess Sales Proceeds and Bonus Incentive Fee; (E) any contractual Guarantees created or assumed by Owner or its Affiliates in connection therewith (which obligation may be satisfied by delivery to Management Company of copies of the agreements relating to such Guarantees); (F) copies of the sales contract with respect to such Sale or Partial Sale; and (G) in the case of a Partial Sale, copies of appropriate documentation evidencing the percentage of the ownership interest which was transferred. If all or part of the consideration for the Sale or Partial Sale includes Deferred Payments, Owner shall also notify Management Company of the terms thereof and shall send Management Company copies of executed documents or other appropriate evidence describing the Deferred Payments. If Owner has accepted Non-Cash Consideration as all or part of the consideration for the Sale or Partial Sale, Owner shall describe such Non-Cash Consideration and state the fair market value thereof.

        (b) Owner shall give Management Company written notice no later than ten (10) days prior to the scheduled closing date for any proposed Financing Transaction. Promptly, but in no event later than ten (10) days after (i) Owner has concluded a Financing Transaction with respect to an Inn and (ii) Management Company has delivered to Owner the Accounting Period Statement for the Accounting Period ending on or immediately prior to the closing of the Financing Transaction (and if the closing did not occur on the last day of an Accounting Period, a statement of Gross Revenues for the period from the first day of the Accounting Period in which the closing occurred to the closing date), Owner shall give notice thereof to the Management Company. Any post closing notice with respect to a Financing Transaction shall include: (A) the amount of the Cumulative Net Financing Proceeds received on the date of the closing, plus the amount of all such Proceeds received from all prior Financing Transactions; (B) the Priority Basis of the Inn(s) subject to the Financing Transaction on the closing date, and if such Priority Basis was other than the Priority Basis on the date hereof, a statement setting forth the amounts and types of increases or decreases; (C) a statement of Transaction Costs; (D) the calculation of any Bonus Incentive Fee; and (E) any contractual Guarantees created or assumed in connection therewith (which obligations may be satisfied by delivery to Management Company of copies of agreements relating to such Guarantees).

        (c) At the time of the giving of any notice of a Sale or a Partial Sale or a Financing Transaction which relates to more than one Inn (or an Inn and other assets), Owner shall also set forth in such notice a statement allocating, as appropriate, the Gross Sales Price, Net Excess Sales Proceeds and the Cumulative Net Financing Proceeds between the sold or financed Inns and such other assets.

        (d) Absent bad faith, the statements of Owner set forth in notices given under (a), (b) and (c) of this paragraph 3 shall be binding and conclusive upon the parties with respect to the matters set forth therein, unless within ninety (90) days after the giving of such notice Management Company sends Owner notice (i) stating that it disputes one or more items set forth in Owner's notice and (ii) sets forth in reasonable detail the disputed item, the amount of the disputed item as calculated by Management Company and the basis for such calculation. Notwithstanding the foregoing, if the Gross Revenues for the period preceding the closing date shall be revised as a result of an Annual Operating Statement (or audit thereof) the Bonus Incentive Fee shall be recalculated based upon such revised figures.

     4.  Payment of Bonus Incentive Fee.
         ------------------------------

        (a) Simultaneously with delivery of Owner's notice under paragraph 3, Owner shall pay to Management Company any Bonus Incentive Fee then payable in immediately available funds, as calculated pursuant to this Letter Agreement.

        (b) When actually received by Owner, the principal amount of any Deferred Payments shall be prorated between Owner and Management Company based upon the ratio that existed at the time of such Sale or Partial Sale between Owner's Priority Basis and the amount of the Bonus Incentive Fee that would have been paid on the date of such Sale or Partial Sale, had the Net Excess Sales Proceeds been received in full on such date, until the Bonus Incentive Fee with respect to such Deferred Payments has been paid in full.

        (c) If Owner subsequently receives a Deferred Payment and such Deferred Payment would increase Management Company's Bonus Incentive Fee, Owner shall, subject to paragraph 5 below, promptly (but in any event within ten (10) days following receipt)

(i) notify Management Company of receipt of such Deferred Payment together with a calculation of (x) the additional Bonus Incentive Fee due to Management Company and (y) any interest due thereon in accordance with the provisions of clause (b) in the definition of Gross Sales Price, and (ii) remit to Management Company such additional Bonus Incentive Fee plus any interest due thereon. If Owner shall fail to pay any amount due to Management Company within the time period provided for in paragraph 4(c), (i) such amounts shall bear interest at the Interest Rate, and (ii) Management Company shall have all rights and remedies available to it at law or in equity with respect to Owner's failure to make such payments.

        (d) Notwithstanding any election by Owner to negotiate, sell or monetize any note or similar instrument evidencing an obligation to make Deferred Payment at a discount (i.e., for consideration which is less than the face value of the principal amount outstanding of such Deferred Payments), no such discount shall apply with respect to the calculation of Net Excess Sales Proceeds for the purpose of determining any amounts due on account of any Bonus Incentive Fee, and the Bonus Incentive Fee shall continue to be calculated and paid as if Owner still owned such note or similar instrument.

        (e) No payment of any Bonus Incentive Fee shall be payable from the Net Excess Sales Proceeds of any one or more Partial Sales unless and until the cumulative amount of such proceeds equals ten percent (10%) or more of the Priority Basis of the Inn(s) which were the subject of such Partial Sales or which are owned by the ownership entity which was the subject of such Partial Sales.

        (f) If, due to an Event of Default by Owner under a Management Agreement with respect to a particular Inn, Management Company terminates the Management Agreement pursuant to Section 16.03 A thereof, the amount of any Base Management Fee with respect to such Inn which has not been paid to Management Company but has been retained by Owner pursuant to paragraph 2(a) of this Letter Agreement shall become immediately due and payable by Owner.

        (g) Host Marriott hereby guarantees the timely payments to Management Company by Owner under this paragraph 4.


     5.  Adjustment for Guarantees.
         -------------------------

        (a) At any time and from time to time up to the tenth (10th) anniversary date of the closing of a Sale, Partial Sale or a Financing Transaction, Owner may notify Management Company that it or its Affiliate has paid a Guarantee in connection with such

Sale, Partial Sale or Financing Transaction. Such notice shall be accompanied by a calculation indicating the reduction, if any, in the Bonus Incentive Fee which has resulted from the payment of such Guarantee. Within thirty (30) days after receipt of such notice, Management Company shall remit to Owner any overpayment in the Bonus Incentive Fee previously paid to Management Company. In addition, any additional payments of Bonus Incentive Fee (pursuant to paragraph 4(c) or otherwise) with respect to such Inn shall be made only after taking into account the Guarantees theretofore paid by Owner with respect to such Inn.

        (b) If, at any time and from time to time until the full amount of all Deferred Payments with respect to a particular sale have been received in full, there shall be a default in the payment of any such Deferred Payments, Owner may notify Management Company that such a default has occurred. Such notice shall be accompanied by a calculation indicating the reduction, if any, in the Bonus Incentive Fee which has resulted from such default. Within thirty (30) days after the receipt of such notice Management Company shall refund to Owner any overpayment in the Bonus Incentive Fee previously paid to Management Company.
To the extent defaulted amounts are subsequently recovered by Owner, Owner shall promptly remit to Management Company any portion thereof attributable to such refunded Bonus Incentive Fee.

        (c) If Management Company shall fail to pay any amount due to Owner within the time period provided for in paragraph 5(a) and 5(b), (i) such amounts shall bear interest at the Interest Rate, and (ii) Owner shall have all rights and remedies available to it at law or in equity with respect to Management Company's failure to make such payments.

        (d) Marriott International hereby guarantees the timely payments to Owner by Management Company under this paragraph 5.

     6.  Consolidation.
         -------------

        (a) Until the earlier of (i) the close of the year 2000 or (ii) such time as any given Inn has been the subject of either a Sale or one or more Partial Sales but only if, on a cumulative basis, at least 50% of the ownership interest has been sold, or a Financing Transaction (a "Deconsolidation Event"),
(x) Management Company shall be permitted to commingle all of such Inn's Working Capital and banking accounts, including the FF&E Reserve, into one or more accounts under Management Company's control in accordance with practices currently in effect as of the date of the Management Agreement, and (y) the reporting requirements of each such Inn pursuant to the Management Agreement therefor and the calculation, payment, distribution, determination or deposit, as the case may be, of each such Inn's Gross Revenues,

FF&E Reserve, Owner's Priority, Management Company's Base Management Fee, Residence Inn by Marriott System Fee, Incentive Management Fee, Chain Services, Operating Profit and Owner's right to terminate the Management Agreement with respect to each such Inn shall be consolidated with the reporting requirements and the calculation, payment, distribution, determination or deposit, as the case may be, with respect to all Consolidated Inn(s).

        (b) From and after the occurrence of a Deconsolidation Event with respect to any Inn, except with respect to a Financing Transaction (provision for which is made in paragraph 6(c) hereof), the reporting requirements for such Inn and the calculation, payment, distribution, determination or deposit, as the case may be, of such Inn's Gross Revenues, FF&E Reserve, Owner's Priority, Base Management Fee, System Fee, Incentive Management Fee, Operating Profit and Owner's right to terminate shall be done solely with respect to such Inn and shall not be consolidated with the reporting requirements and such calculation, payment, distribution, determination or deposit with any other Inn without Management Company's prior consent.

        (c) Notwithstanding the provision of clause (i) of paragraph 6(a) above, from and after the occurrence of a Deconsolidation Event which is due to a Financing Transaction which occurs prior to the close of the year 2000 with respect to all or any group of the Inns, the reporting requirements for all such Inns and the calculation, payment, distribution, determination or deposit, as the case may be, of such Inns' Gross Revenues, FF&E Reserve, Owner's Priority, Base Management Fee, the Residence Inn System Fee, Incentive Management Fee, Operating Profit and Owner's right to terminate shall be consolidated with respect to all Inns which are the subject of the same or related Financing Transaction until the later of (i) the close of the year 2000 or (ii) the earlier to occur of (x) the maturity of the loan or loans which is the subject of such Financing Transaction or (y) the close of the year 2002.

        (d) Owner shall give Management Company prompt notice of any Deconsolidation Event accompanied by reasonable documentation evidencing the occurrence thereof, and paragraph 6(a) of this Letter Agreement shall terminate with respect to the Deconsolidated Inns as of the Deconsolidation Event, except with respect to Inns which are subject to a Financing Transaction, special provision for which is made in paragraph 6(c), above.

        (e) Notwithstanding the provisions of paragraph (a) above, to the extent the determination of an Inn's Gross Revenues, FF&E Reserve, Owner's Priority, Base Management Fee, Residence Inn System Fee, Incentive Management Fee, Operating Profit or Owner's termination rights after a Deconsolidation Event requires calculation of such Inn's Gross Revenues, FF&E Reserve, Owner's

Priority, Base Management Fee, Residence Inn System Fee, Incentive Management Fee, Operating Profit or Owner's termination rights prior to such Deconsolidation Event, then, for such purposes only, the calculation of such Revenues, Reserve, Priority, Fee or Profit prior to such Deconsolidation Event shall be maintained on a deconsolidated (i.e., Inn-by-Inn) basis. Accordingly, in order to be able to utilize the same after a Deconsolidation Event or a Partial Sale, and in order to determine the amount of a Qualified Loan with respect to any Inn or Inn(s) Management Company shall, during the period from and after the date hereof and prior to a Deconsolidation Event, in addition to the reporting required under paragraph (a) above, maintain records and provide reports on a quarterly basis to Owner describing each Inn's Gross Revenues, FF&E Reserve, Owner's Priority, Priority Basis, Management Company's Base Management Fee, System Fee, Incentive Management Fee and Operating Profit on a deconsolidated (i.e., Inn-by-Inn) basis as if paragraph (a) above did not exist. Such quarterly reports shall be subject to Fiscal Year end audit and adjustments. However, in no event shall the foregoing in any manner modify the amounts owed by Management Company or Owner with respect to the period prior to the Deconsolidation Event, calculated on a consolidated basis. So long as the original Owner named herein, or Host Marriott or any of its subsidiaries or Afiliates, is the Owner of any Inn, that portion of Section 9.05, if any, which grants Owner the right to request Management Analysis Reports on any individual Inns shall be waived.

        (f) Upon the occurrence of a Deconsolidation Event with respect to any Inn, such Inn, as a Deconsolidated Inn, shall no longer be a participant in the Consolidated FF&E Reserve maintained under paragraph 6(a). Accordingly, upon receipt of Owner's notice of a proposed Deconsolidation Event, Management Company shall compute the "Average FF&E Balance" (defined below) and the "Actual FF&E Balance" (defined below) as of the close of the Accounting Period immediately preceding the Deconsolidation Event. For purposes of this computation:

        (i)  "Actual FF&E Balance" shall mean, with respect to any
              -------------------
             Consolidated Inn which is about to become a Deconsolidated Inn, the difference between (x) the actual aggregate amount (per guestroom) which has been contributed to the Consolidated FF&E Reserve by such Inn; less (y) the actual aggregate amount (per
                                  ----
             guestroom) which has been withdrawn from the Consolidated FF&E Reserve by such Inn.

       (ii)  "Average FF&E Balance" shall mean, with respect to all
              --------------------
             Consolidated Inns, including those in (i) above, the difference between (x) the average aggregate amount (per guestroom) which has been contributed to the Consolidated FF&E Reserve by all such Consolidated Inns; less (y) the average aggregate amount
                                     ----
             (per guestroom) which has been withdrawn from the Consolidated FF&E Reserve by all such Consolidated Inns.

The contributions and withdrawals referred to in (i) and (ii) above shall be those which were made from the period between the Effective Date of the Management Agreements and the close of the Accounting Period immediately prior to the date of the Deconsolidation Event.

If seventy-five percent (75%) of the Average FF&E Balance exceeds the Actual FF&E Balance, the amount of such excess (multiplied by the number of guestrooms in the Inn in question) shall be paid by Owner into the consolidated FF&E Reserve for use, in accordance with the Management Agreement, at the Consolidated Inns. If the Actual FF&E Balance exceeds one hundred twenty-five percent (125%) of the Average FF&E Balance, the amount of such excess (multiplied by the number of guestrooms in the Inn in question) shall be transferred (such transfer to occur after the completion of the calculations referred to in this subsection (e) but in no event prior to the Deconsolidation Event) by Management Company from such consolidated FF&E Reserve to the separate FF&E Reserve for the Deconsolidated Inn which shall be established as of the date of such Deconsolidation Event, for use in accordance with the Management Agreement applicable to such Deconsolidated Inn. All such payments and transfers shall be made either on or immediately after the date of the Deconsolidation Event.

     7.  Interim Distributions.  So long as the Original Owner named herein, or
         ---------------------
Host Marriott or any of its subsidiaries or Affiliates, is the Owner of any Inn, Management Company agrees that the interim distributions of Owner's Distribution which are described in the second to last sentence of Section 5.02 A of the Management Agreement which is applicable to such Inn shall (notwithstanding the provisions of said Section 5.02 A regarding the frequency of such distributions) be made twice per Accounting Period, rather than once per Accounting Period.
The first interim distribution (in the amount of one-half of the estimated Owner's Distribution for each Accounting Period) shall be made by no later than the twentieth (20th) day after the beginning of such Accounting Period. The second interim distribution (in the amount of the remainder of such Owner's Distribution) with respect to such Accounting Period shall be made by no later than the fifth (5th) day after the end of such Accounting Period. In addition, there will be an adjustment (if necessary) of these interim distributions as of the delivery of the Accounting Period Statement with respect to such Accounting Period, and any such adjustment shall be included in the first interim distribution referred to above for the following Accounting Period. The foregoing shall have no effect on the frequency of the preparation of Accounting Period Statements, which shall continue to be as set forth in
Section 5.02 of the Management Agreement.

     8.  Conflict With Management Agreement.  In the event of a conflict between
         ----------------------------------
the terms, conditions and provisions hereof and the Management Agreements, the terms, conditions and provisions of this Letter Agreement shall prevail.

     9.  Ratification.  As amended hereby, the Management Agreements remain in
         ------------
full force and effect and are hereby ratified and confirmed.

     10.  Governing Law.  This Letter Agreement shall be governed by and
          -------------
construed in accordance with the laws of the State of Maryland without giving effect to principles of conflicts of law.

     11.  Notices.  Any notices by either party to this Letter Agreement shall
          -------
be given in accordance with Section 20.09 of the Management Agreements.


     If the foregoing correctly sets forth our agreement with respect to the matters contained herein, please indicate your agreement by signing a copy of this Letter Agreement in the space provided and returning it to us.

                              Very truly yours,

                              HMH PROPERTIES, INC.


                              By:  /s/  Christopher G. Townsend
                                 ------------------------------
                                    Vice President

Accepted and agreed:

Residence Inn by Marriott, Inc.


By:  /s/  James Sullivan
   ---------------------
     Vice President

Accepted and agreed:

MARRIOTT INTERNATIONAL, INC.


By:  /s/  James Sullivan
   ---------------------
     Vice President

[FORM OF GUARANTEE ATTACHED TO ORIGINAL]



Accepted and agreed:

HOST MARRIOTT CORPORATION


By: /s/ Stephen J. McKenna
   -----------------------
     Vice President

[FORM OF GUARANTEE ATTACHED TO ORIGINAL]